September 2007	Filed pursuant to Rule 433 dated August 28, 2007 relating to Preliminary Pricing Supplement No. 372 dated August 27, 2007 to Registration Statement No. 333-131266

Structured Investments
Opportunities in Currencies
Buffered Currency-Linked Securities due March 31, 2009
Based on the Performance of a Basket of Currencies Relative to the U.S. Dollar
Australian dollar + British pound + Canadian dollar + Eurozone euro + New Zealand dollar + Norwegian krone
The securities offer investors exposure to an equally weighted basket of the currencies of six industrialized nations while providing some protection against negative performance by the basket and 50% principal protection at maturity.  At maturity, if the basket has appreciated relative to the U.S. dollar, investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket relative to the U.S. dollar.  Once the basket has decreased relative to the U.S. dollar below a specified buffer level, investors are exposed to the negative performance, subject to a minimum payment at maturity.  The securities are for investors who are willing to forgo market interest rates in exchange for some principal protection and exposure to the underlying basket currencies.
S U M M A R Y T E R M S
Issuer:	Morgan Stanley
Issue price:	$1,000
Stated principal amount:	$1,000
Pricing date:	September , 2007
Original issue date:	September , 2007
Maturity date:	March 31, 2009
Principal protection:	50%
Interest:	None
Basket:	Basket currencies	Weighting
	Australian dollar (“AUD”)		16.6667%
	British pound (“GBP”)		16.6667%
	Canadian dollar (“CAD”)		16.6667%
	Eurozone euro (“EUR”)		16.6667%
	New Zealand dollar (“NZD”)		16.6667%
	Norwegian krone (“NOK”)		16.6667%
Payment at maturity:
¡  If the basket strengthens relative to the U.S. dollar, so that the basket performance is greater than 0%:  $1,000 + leveraged upside payment
There will be no maximum payment at maturity on the securities
¡  If the basket remains unchanged or weakens relative to the U.S. dollar by less than the 10% buffer amount:  $1,000
¡  If the basket weakens against the U.S. dollar by more than the 10% buffer amount:
[$1,000 x (1 + the basket performance)] + $100
This amount will be less than the stated principal amount of $1,000.  However, under no circumstances will the payment at maturity be less than the minimum payment at maturity of $500.

Leveraged upside payment:	$1,000 x basket performance x leverage factor
Minimum payment at maturity:	$500 per security
Basket performance:	Sum of the weighted performance values of each of the basket currencies
Currency performance values:	AUD / GBP / EUR / NZD: [(final exchange rate / initial exchange rate) - 1] x weighting CAD / NOK: [(initial exchange rate / final exchange rate) - 1] x weighting
Leverage factor:	160% to 180%. The actual leverage factor will be determined on the pricing date.
Initial exchange rate:	For each basket currency, the exchange rate on the pricing date
Final exchange rate:	For each basket currency, the exchange rate on the valuation date
Exchange rate:
With respect to each basket currency, the rate for conversion of such basket currency into U.S. dollars as determined by reference to the applicable Reuters page described herein.  The exchange rates for AUD, GBP, EUR and NZD are expressed as the number of U.S. dollars per unit of the applicable basket currency, and the exchange rates for CAD and NOK are expressed as the number of units of the applicable basket currency per U.S. dollar.

Valuation date:	March 20, 2009
CUSIP:	617446T25
Listing:	The securities will not be listed on any exchange.
Agent:	Morgan Stanley & Co. Incorporated
Commissions and issue price:		Price to Public(1)	Agent’s Commissions(1)(2)	Proceeds to Company
	Per security	$1,000	$15	$985
	Total	$	$	$
(1) The actual price to public and agent’s commissions for a particular investor may be reduced for volume purchase discounts depending on the aggregate amount of securities purchased by that investor.  The lowest price payable by an investor is $995.00 per security.  Please see “Syndicate Information” on page 5 for further details.
(2) For additional information, see “Supplemental Information Concerning Plan of Distribution” in the accompanying preliminary pricing supplement and “Plan of Distribution” in the accompanying prospectus supplement.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

Buffered Currency-Linked Securities
due March 31, 2009

YOU SHOULD READ THIS DOCUMENT TOGETHER WITH THE PRELIMINARY PRICING SUPPLEMENT DESCRIBING THIS OFFERING AND THE RELATED PROSPECTUS SUPPLEMENT AND PROSPECTUS, EACH OF WHICH CAN BE ACCESSED VIA THE HYPERLINKS BELOW, BEFORE YOU DECIDE TO INVEST.

Preliminary Pricing Supplement No. 372, dated August 27, 2007

Amendment No. 1 to Prospectus Supplement dated July 24, 2007

Prospectus dated January 25, 2006

September 2007	Page 2

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Investment Overview

The Buffered Currency-Linked Securities due March 31, 2009 (the “securities”), issued by Morgan Stanley, provide investors with exposure to an equally weighted basket of the currencies of six industrialized nations while providing some protection against negative performance by the currencies and 50% principal protection at maturity.

If at maturity, the equally-weighted basket of six currencies (the “basket”) has appreciated relative to the U.S. dollar, the investment return will be 1.6x -1.8x of the appreciation (e.g. a 10% appreciation will return 100% of principal plus 16%-18% at maturity).  If the basket has not appreciated or has weakened relative to the U.S dollar by less than the buffer amount of 10%, the investment will return par at maturity. If the basket has weakened relative to the U.S. dollar by more than the buffer amount of 10%, the investor will receive at maturity less than the stated principal amount of $1,000 by an amount proportionate to the weakening beyond the 10% buffer level of the basket currencies relative to the U.S. dollar, subject to the minimum payment at maturity of $500.  Under no circumstance will the securities pay less than $500 per security at maturity.  There will be no interest payments on the securities.

Maturity:                                                     18 months

Principal Protection:                                 50%

Payment at Maturity:                                  (i)  If the basket appreciates

Þ $1,000 plus 160%-180% of the positive performance of the basket

(ii) If the basket does not appreciate or depreciates by less than the 10% buffer amount

Þ par

 (iii)  If the basket depreciates by more than the 10% buffer amount

Þ [$1,000  x  (1 + basket performance)]+ $100, subject to the minimum payment at maturity of $500

Basket Overview

Basket Currency	Weightings	Reuters Page
Australian dollar	16.6667%	“WMRSPOT12”
British pound	16.6667%	“WMRSPOT07”
Canadian dollar	16.6667%	“WMRSPOT09”
Eurozone euro	16.6667%	“WMRSPOT05”
New Zealand dollar	16.6667%	“WMRSPOT12”
Norwegian krone	16.6667%	“WMRSPOT06”

Historical Performance of the Basket

September 2007	Page 3

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How Do Currency Exchange Rates Work?

¡	Currency exchange rates reflect the amount of one currency that can be exchanged for another currency.

¡
The basket represents the combined performance of the exchange rates of the basket currencies from the pricing date to the valuation date, each of which reflects the rate of conversion of that currency into U.S. dollars.

¡	In the case of AUD, GBP, EUR and NZD, exchange rates are expressed as the number of U.S. dollars per unit of the relevant basket currency, and as a result:

➢
an increase in an exchange rate means that the relevant basket currency has appreciated / strengthened relative to the U.S. dollar.  This means that one (1) unit of the relevant basket currency can be converted into more U.S. dollars on the valuation date than on the pricing date.  For example, below, AUD has strengthened relative to the U.S. dollar by 10%:

Pricing Date = 0.80 USD / 1 AUD  and  Valuation Date = 0.88 USD / 1 AUD

➢
a decrease in an exchange rate means that the relevant basket currency has depreciated / weakened relative to the U.S. dollar.  This means that one (1) unit of the relevant basket currency can be converted into fewer U.S. dollars on the valuation date than on the pricing date.  For example, below, GBP has weakened relative to the U.S. dollar by 10%:

Pricing Date = 1.90 USD / 1 GBP  and  Valuation Date = 1.71 USD / 1 GBP

¡	In the case of CAD and NOK, exchange rates are expressed as the number of units of the relevant basket currency per U.S. dollar, and as a result:

➢
an increase in an exchange rate means that the relevant basket currency has depreciated / weakened relative to the U.S. dollar.  This means that it takes more of the relevant basket currency to purchase one (1) U.S. dollar on the valuation date than it did on the pricing date.  For example, below, CAD has weakened relative to the U.S. dollar by 10%:

Pricing Date = 1.10 CAD / 1 USD and Valuation Date = 1.22 CAD / 1 USD

➢
a decrease in an exchange rate means that the relevant basket currency has appreciated / strengthened relative to the U.S. dollar.  This means that it takes fewer of the relevant basket currency to purchase one (1) U.S. dollar on the valuation date than it did on the pricing date.  For example, below, NOK has strengthened relative to the U.S. dollar by 10%:

Pricing Date = 6.00 NOK / 1 USD and Valuation Date = 5.45 NOK / 1 USD

The exchange rates in the above example are hypothetical exchange rates.

The actual exchange rates on the pricing date will vary.

September 2007	Page 4

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Key Benefits

Exposure to currencies is a component of portfolio diversification.  Investors who believe they have underweight exposure to the foreign currencies in the basket or overweight exposure to the U.S. dollar can use the securities to gain exposure to the basket currencies while maintaining some protection against negative performance by the basket and 50% principal protection at maturity.

Leverage Performance	¡ Uncapped 1.6x - 1.8x Upside Participation (160% - 180%) in any appreciation in the basket currencies relative to the U.S. dollar.
Payment Scenario 1
The basket currencies increase relative to the U.S. dollar and, at maturity, investors receive $1,000 plus 160% to 180% of the appreciation of the basket, which is not subject to a maximum payment amount.

Payment Scenario 2	The basket currencies depreciate relative to the U.S. dollar by no more than 10% and, at maturity, investors receive the stated principal amount of $1,000.

Payment Scenario 3
The basket currencies depreciate relative to the U.S. dollar by more than 10% and, at maturity, investors receive less than the stated principal amount by an amount that is proportionate to the percentage decrease below the 10% buffer.  (Example: if the basket decreases by 30%, investors will receive $800 per security.)  The minimum payment at maturity is $500.

Summary of Selected Key Risks (see page 15)

¡	50% of the Stated Principal Amount is at Risk

¡	No Interest Payments

¡	Currency Exchange Risk

¡	Government Intervention Could Materially and Adversely Affect the Value of the Securities

¡	Currencies Trade Around-the-Clock, but Securities Will Not

¡	Many Unpredictable Factors Will Affect the Value of the Securities

¡	Changes in the Exchange Rate of One or More of the Basket Currencies May Offset Each Other

¡	The Inclusion of Commissions and Projected Profit from Hedging in the Original Issue Price is Likely to Adversely Affect Secondary Market Prices

¡	Economic Interests of the Calculation Agent May Be Potentially Adverse to the Investors

¡	Issuer Credit Ratings May Affect the Market Value

¡	Secondary Trading May Be Limited and You Could Receive Less Than Par if You Try to Sell Your Securities Prior to Maturity

¡	Hedging and Trading Activity By Affiliates of the Issuer Could Adversely Affect Exchange Rates for the Basket Currencies

¡	Credit risk to Morgan Stanley whose credit rating is currently Aa3/AA-.

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Fact Sheet

The securities offered are senior unsecured obligations of Morgan Stanley, will pay no interest, and have the terms described in the preliminary pricing supplement, the prospectus supplement and the prospectus.  At maturity, an investor will receive for each $1,000 stated principal amount of securities that the investor holds, an amount in cash that may be greater than, equal to or less than the stated principal amount based upon whether the basket has strengthened or weakened relative to the U.S. dollar on the valuation date.  Under no circumstances will the payment at maturity be less than $500 per security.  The securities are senior notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.

Expected Key Dates

Pricing date:	Original issue date (settlement date):	Maturity date:

September , 2007	September , 2007	March 31, 2009

Key Terms

Issuer:	Morgan Stanley

Basket:
Basket Currencies              Weighting
Australian dollar (“AUD”)       16.6667%
British pound (“GBP”)           16.6667%
Canadian dollar (“CAD”)        16.6667%
Eurozone euro (“EUR”)         16.6667%
New Zealand dollar (“NZD”)   16.6667%
Norwegian krone (“NOK”)      16.6667%

Issue price:	$1,000 per security (see “Syndicate Information” below)

Stated principal amount:	$1,000

Interest:	None

Payment at maturity:
¡  If the basket strengthens relative to the U.S. dollar, so that the basket performance is positive:
$1,000 + the leverage upside payment
There will be no maximum payment at maturity on the securities
¡  If the basket remains unchanged or weakens relative to the U.S. dollar by less than or equal to the 10% buffer amount:
$1,000
¡  If the basket weakens relative to the U.S. dollar by more than the 10% buffer amount:
[$1,000 x (1 + the basket performance)] + $100
This amount will be less than the stated principal amount of $1,000.  However, under no circumstances will the payment at maturity be less than the minimum payment at maturity of $500.

Leverage upside payment:	$1,000 x basket performance x leverage factor

Minimum payment at maturity:	$500 per security

Basket performance:	Sum of the weighted performance values of each of the basket currencies

Currency performance values:
For each basket currency:
[(final AUD exchange rate / initial AUD exchange rate) - 1]  x  16.6667%
[(final GBP exchange rate / initial GBP exchange rate) - 1]  x  16.6667%
[(initial CAD exchange rate / final CAD exchange rate) - 1]  x  16.6667%
[(final EUR exchange rate / initial EUR exchange rate) - 1]  x  16.6667%
[(final NZD exchange rate / initial NZD exchange rate) - 1]  x  16.6667%
[(initial NOK exchange rate / final NOK exchange rate) - 1]  x  16.6667%

Leverage factor	160% to 180%. The actual leverage factor will be determined on the pricing date.

Initial exchange rate:	The exchange rate as posted on the applicable reference source on the pricing date

Final exchange rate:	The exchange rate as posted on the applicable reference source on the valuation date

For a description of how the final exchange rate will be determined if the applicable reference source is unavailable and in certain other circumstances, please see “Description of Securities – Exchange Rate” in the preliminary pricing supplement.

Exchange rate:
With respect to each basket currency, the rate for conversion of such basket currency into U.S. dollars as determined by reference to the applicable reference source.  The exchange rates for AUD, GBP, EUR and NZD are expressed as the number of U.S. dollars per unit of the applicable basket currency, and the exchange rates for CAD and NOK are expressed as the number of units of the applicable basket currency per U.S. dollar.

Reference source (Reuters page):	AUD: “WMRSPOT12” GBP: “WMRSPOT07” CAD: “WMRSPOT09” EUR: “WMRSPOT05” NZD: “WMRSPOT12” NOK: “WMRSPOT06”

Valuation date:	March 20, 2009

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due March 31, 2009

General Information

Listing:	The securities will not be listed on any securities exchange.

CUSIP:	617446T25

Tax considerations:
Pursuant to the terms of the securities, we and every investor in the securities agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a security for all tax purposes as a “contingent payment debt instrument” for U.S. federal income tax purposes, as described in the section of the accompanying preliminary pricing supplement called “United States Federal Income Taxation—Tax Consequences to U.S. Holders.”  Under this treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the “comparable yield” (as defined in the accompanying preliminary pricing supplement) of the securities, even though no stated interest is payable on the securities.  In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the securities generally will be treated as ordinary income. If the securities were priced on August 23, 2007, the “comparable yield” would be a rate of 5.0392% per annum compounded semi-annually; however, the final comparable yield will be determined on the pricing date and may be different than the comparable yield set forth above.  Based on the comparable yield, the “projected payment schedule” for a security (assuming an issue price of $1,000) consists of a projected amount equal to $1,077.9733 due at maturity.  You should read the discussion under “United States Federal Income Taxation” in the accompanying preliminary pricing supplement concerning the U.S. federal income tax consequences of investing in the securities.

The following table states the amount of original issue discount (“OID”) (without taking into account any adjustments between the projected and actual amount of payments due on the securities) that will be deemed to have accrued with respect to a security for each accrual period (assuming a day count convention of 30 days per month and 360 days per year), based upon the comparable yield set forth above.

ACCRUAL PERIOD	OID DEEMED TO ACCRUE DURING ACCRUAL PERIOD (PER SECURITY)	TOTAL OID DEEMED TO HAVE ACCRUED FROM ORIGINAL ISSUE DATE (PER SECURITY) AS OF END OF ACCRUAL PERIOD
Original Issue Date through December 31, 2007	$12.8780	$12.8780
December 31, 2007 through June 30, 2008	$25.5205	$38.3984
June 30, 2008 through December 31, 2008	$26.1635	$64.5619
January 1, 2009 through March 31, 2009	$13.4114	$77.9733

The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders’ accruals of OID and adjustments in respect of the securities, and we make no representation regarding the actual amounts of payments  that will be made on a security.

If you are a non-U.S. investor, please also read the section of the accompanying prospectus supplement called “United States Federal Taxation—Tax Consequences to Non-U.S. Holders.”

You are urged to consult your own tax advisors regarding all aspects of the U.S. federal income tax consequences of investing in the securities as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Trustee:	The Bank of New York (as successor Trustee to JPMorgan Chase Bank, N.A.)

Underwriter:	Morgan Stanley & Co. Incorporated

Calculation agent:	Morgan Stanley Capital Services Inc. (“MSCS”)

Payment currency:	USD

Contact:
Morgan Stanley clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

September 2007	Page 7

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Syndicate Information

Issue Price of the Notes	Selling Concession	Principal Amount of the Notes for any Single Investor
$10.00	$0.150	<$999K
$9.9975	$0.125	$1MM-$2.99MM
$9.9625	$0.1125	$3MM-$4.99MM
$9.9950	$0.100	>$5MM

Selling concessions allowed to dealers in connection with the offering may be reclaimed by the agent, if, within 30 days of the offering, the agent repurchases the notes distributed by such dealers.

This offering summary represents a summary of the terms and conditions of the securities.  We encourage you to read the preliminary pricing supplement, prospectus supplement and prospectus related to this offering which can be accessed via the hyperlinks on the front page of this document.

September 2007	Page 8

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How the Securities Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the securities based on the following terms:

Stated principal amount:                        $1,000
Leverage factor:                                      170%
Buffer amount:                                         10%
Minimum Payment at Maturity                $500

At maturity, for each $1,000 principal amount of securities that you hold, you will receive an amount equal to:

(i) if the basket performance is greater than 0%, $1,000 plus the leveraged upside payment.  The leveraged upside payment will equal $1,000 times the basket performance times the leverage factor.

(ii) if the basket performance is less than or equal to 0% but greater than or equal to −10%, the stated principal amount of $10.

(iii) if the basket performance is less than −10%, the sum of (x) $1,000 times (1 + the basket performance) and (y) $100, subject to the minimum payment at maturity of $500, which will be less than the stated principal amount of $10 per security. Under no circumstance will investors receive less than $500 per security at maturity.

–	For example, if the basket depreciates 30%, investors would lose 20% of their principal and receive only $800 per security at maturity, or 80% of the stated principal amount.

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Hypothetical Payout on the Securities

The following hypothetical examples are provided for illustrative purposes only.  Actual results will vary.

Below are three full examples of how to calculate the Payment at Maturity.

Example 1: The Basket Performance is Positive

Basket Currency	Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate
Australian dollar	16.6667%	0.80	0.88
British pound	16.6667%	1.90	2.09
Canadian dollar	16.6667%	1.05	0.955
Eurozone euro	16.6667%	1.30	1.43
New Zealand dollar	16.6667%	0.70	0.77
Norwegian krone	16.6667%	6.00	5.455

Basket Performance = Sum of Performance Values

[(final AUD exchange rate / initial AUD exchange rate) – 1]  x  16.6667%, plus
[(final GBP exchange rate / initial GBP exchange rate) – 1]  x  16.6667%, plus
[(initial CAD exchange rate / final CAD exchange rate) – 1]  x  16.6667%, plus
[(final EUR exchange rate / initial EUR exchange rate) – 1]  x  16.6667%, plus
[(final NZD exchange rate / initial NZD exchange rate) – 1]  x  16.6667%, plus
[(initial NOK exchange rate / final NOK exchange rate) – 1]  x  16.6667%

So, using the hypothetical exchange rates above:

[(0.88 / 0.80) -1] x 16.6667%  =  1.66667% plus
[(2.09 / 1.90) -1] x 16.6667%  =  1.66667% plus
[(1.05 / 0.955) -1] x 16.6667%  =  1.66667% plus
 [(1.43 / 1.30) -1] x 16.6667%  =  1.66667% plus
[(0.77 / 0.70) -1] x 16.6667%  =  1.66667% plus
[(6.00 / 5.455) -1] x 16.6667%  =  1.66667%
Basket Performance   =   10.00%

Hypothetical Basket Performance  =     10.00%
Hypothetical Leverage Factor  =            170%
Leveraged Upside Payment  =  $1,000  x  basket performance x  leverage factor
=  $1,000  x  10%  x  170%  =  $170.00

Because the basket performance is greater than zero, investors will receive a the stated principal amount of $1,000 plus the leveraged upside payment of $170.  Therefore, the total payment at maturity per security will be $1,170, which is the sum of the $1,000 principal amount and a leveraged upside payment of $170.

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Example 2:  Basket Performance is less than or equal to zero, but greater than or equal to –10%.

Basket Currency	Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate
Australian dollar	16.6667%	0.80	0.896
British pound	16.6667%	1.90	2.128
Canadian dollar	16.6667%	1.05	1.50
Eurozone euro	16.6667%	1.30	0.91
New Zealand dollar	16.6667%	0.70	0.784
Norwegian krone	16.6667%	6.00	5.357

So, using the formula for basket performance set out above
 and the hypothetical exchange rates above:

[(0.896 / 0.80) -1] x 16.6667%  =  2.00% plus
[(2.128 / 1.90) -1] x 16.6667%  =  2.00% plus
[(1.05 / 1.50) -1] x 16.6667%  =  – 5.00% plus
 [(0.91 / 1.30) -1] x 16.6667%  = – 5.00% plus
[(0.784 / 0.70) -1] x 16.6667%  =  2.00% plus
[(6.00 / 5.357) -1] x 16.6667%  =  2.00%
Basket Performance   =  – 2.00%

Hypothetical Basket Performance = – 2.00%

Because the basket performance is less than or equal to 0% but greater than or equal to –10%, the total payment at maturity per security will only equal the $1,000 principal amount per security.

The basket performance may be equal to zero or less than zero even though one or more basket currencies have strengthened relative to the U.S. dollar over the term of the securities as this strengthening may be moderated, or wholly offset, by the weakening or lesser strengthening relative to the U.S. dollar of one or more of the other basket currencies. In this example, the appreciation of the Australian dollar, the British pound, the New Zealand dollar and the Norwegian krone is more than offset by the depreciation of the Eurozone euro and the Canadian dollar.

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Example 3:  Basket Performance is less than –10%.

Basket Currency	Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate
Australian dollar	16.6667%	0.80	0.824
British pound	16.6667%	1.90	1.957
Canadian dollar	16.6667%	1.05	2.625
Eurozone euro	16.6667%	1.30	0.52
New Zealand dollar	16.6667%	0.70	0.721
Norwegian krone	16.6667%	6.00	5.825

So, using the formula for basket performance set out above
 and the hypothetical exchange rates above:

 [(0.824 / 0.80) -1] x 16.6667%  =  0.50% plus
[(1.957 / 1.90) -1] x 16.6667%  =  0.50% plus
[(1.05 / 2.625) -1] x 16.6667%  =  – 10.00% plus
[(0.52 / 1.30) -1] x 16.6667%  = – 10.00% plus
[(0.721 / 0.70) -1] x 16.6667%  =  0.50% plus
[(5.825 / 5.357) -1] x 16.6667%  =  0.50%
Basket Performance   =  – 18.00%

Hypothetical Basket Performance = – 18.00%
Hypothetical Payment at Maturity = [$1,000 x (1 + basket performance)] + $100

Because the basket performance is less than –10% the total payment at maturity per security will be less than the stated principal amount by an amount proportionate to the weakening of the basket beyond the 10% buffer level. Consequently, investors will receive $920 per security.

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due March 31, 2009

Historical Information

The first graph below sets forth the historical performance of the basket relative to the U.S. dollar for the period from January 1, 2002 through August 23, 2007 and illustrates the effect of any offset and/or correlation among the basket currencies during such period.  The subsequent graphs present each basket currency’s exchange rate performance relative to the U.S. dollar for the same period.  We obtained the information in the graphs from Bloomberg Financial Markets (“Bloomberg”), without independent verification.  We will not use Bloomberg to determine the applicable exchange rates.  You cannot predict the future performance of any of the basket currencies or of the basket as a whole, or whether the strengthening of any of the basket currencies relative to the U.S. dollar will be offset by the weakening of other basket currencies relative to the U.S. dollar, based on their historical performance.

Historical Performance of the Basket

Strengthens
Weakens
60.0000%
50.0000%
40.0000%
30.0000%
20.0000%
10.0000%
0.0000%
-10.0000%
1/1/02
7/1/02
1/1/03
7/1/03
1/1/04
7/1/04
1/1/05
7/1/05
1/1/06
7/1/06
1/1/07
7/1/07

Australian Dollar
(expressed as U.S. dollars per Australian dollar)

Strengthens
Weakens
1
0.9
0.8
0.7
0.6
0.5
0.4
0.3
0.2
1/1/02
7/1/02
1/1/03
7/1/03
1/1/04
7/1/04
1/1/05
7/1/05
1/1/06
7/1/06
1/1/07
7/1/07

British Pound
(expressed as U.S. dollars per British pound)

Strengthens
Weakens
2.2
2.1
2
1.9
1.8
1.7
1.6
1.5
1.4
1.3
1/1/02
7/1/02
1/1/03
7/1/03
1/1/04
7/1/04
1/1/05
7/1/05
1/1/06
7/1/06
1/1/07
7/1/07

Canadian dollar
(expressed as Canadian dollars per U.S. dollar)

Strengthens
Weakens
1
1.1
1.2
1.3
1.4
1.5
1.6
1.7
1/1/02
5/1/02
9/1/02
1/1/03
5/1/03
9/1/03
1/1/04
5/1/04
9/1/04
1/1/05
5/1/05
9/1/05
1/1/06
5/1/06
9/1/06
1/1/07
5/1/07

September 2007	Page 13

Buffered Currency-Linked Securities
due March 31, 2009

Eurozone euro
(expressed as U.S. dollars per Eurozone euro)

Strengthens
Weakens
1.5
1.4
1.3
1.2
1.1
1
0.9
0.8
1/1/2002
7/1/2002
1/1/2003
7/1/2003
1/1/2004
7/1/2004
1/1/2005
7/1/2005
1/1/2006
7/1/2006
1/1/2007
7/1/2007

New Zealand dollar
(expressed as U.S. dollars per New Zealand dollar)

Strengthens
Weakens
0.85
0.8
0.75
0.7
0.65
0.6
0.55
0.5
0.45
0.4
1/1/2002
7/1/2002
1/1/2003
7/1/2003
1/1/2004
7/1/2004
1/1/2005
7/1/2005
1/1/2006
7/1/2006
1/1/2007
7/1/2007

Norwegian krone
(expressed as Norwegian krone per U.S. dollar)

Strengthens
Weakens
5
5.5
6
6.5
7
7.5
8
8.5
9
9.5
1/1/02
5/1/02
9/1/02
1/1/03
5/1/03
9/1/03
1/1/04
5/1/04
9/1/04
1/1/05
5/1/05
9/1/05
1/1/06
5/1/06
9/1/06
1/1/07
5/1/07

September 2007	Page 14

Buffered Currency-Linked Securities
due March 31, 2009

Selected Risk Factors

The securities are financial instruments that are suitable only for investors who are capable of understanding the complexities and risks specific to the securities.  Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the securities and the suitability of such securities in light of your particular circumstances.  The securities are not secured debt and investing in the securities is not equivalent to investing directly in the basket currencies.  The following is a non-exhaustive list of certain key considerations for investors in the securities.  For a complete list of considerations and risk factors, please see the preliminary pricing supplement, prospectus supplement and prospectus.  You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them.

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The securities do not pay interest and do not guarantee the return of 100% of your principal.  The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest, and provide a minimum payment at maturity of only 50% of the stated principal amount for each security.  If the basket currencies weaken relative to the U.S. dollar by more than the 10% buffer amount, you will receive for each security that you hold a payment at maturity that is less than the stated principal amount of each security by an amount proportionate to the decrease beyond the 10% buffer level of the basket.

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Currency exchange risk. Fluctuations in the exchange rates between the U.S. dollar and the basket currencies will affect the value of the securities.  Exchange rate movements for a particular currency are volatile and are the result of numerous factors specific to that country including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to each region.  Changes in exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the related countries.  Of particular importance to potential currency exchange risk are: (i) rates of inflation; (ii) interest rate levels; (iii) balance of payments; and (iv) the extent of governmental surpluses or deficits in the relevant foreign country and the U.S.  All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries and the U.S. and other countries important to international trade and finance.  The weakening of any of the basket currencies relative to the U.S. dollar may have a material adverse effect on the value of the securities and the return on an investment in the securities.

¡
Government intervention could materially and adversely affect the value of the securities.  Foreign exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely.  Governments, including those issuing the basket currencies, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies.  They may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency.  Thus, a special risk in purchasing the securities is that their trading value and amount payable could be affected by the actions of sovereign governments, fluctuations in response to other market forces and the movement of currencies across borders.

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Even though currencies trade around-the-clock, the securities will not.  The Interbank market in foreign currencies is a global, around-the-clock market.  Therefore, the hours of trading for the securities, if any trading market develops, will not conform to the hours during which the basket currencies are traded.  Significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the price of the securities.  The possibility of these movements should be taken into account in relating the value of the securities to those in the

September 2007	Page 15

Buffered Currency-Linked Securities
due March 31, 2009

underlying foreign exchange markets.  There is no systematic reporting of last-sale information for foreign currencies.  Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the basket used to calculate the supplemental redemption amount.  There is no regulatory requirement that those quotations be firm or revised on a timely basis.  The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

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Many unpredictable factors will affect the value of the securities. These include: (i) interest rate levels; (ii) volatility of the basket currencies; (iii) geopolitical conditions and economic, financial; regulatory, political, judicial or other events that affect foreign exchange markets; (iv) the time remaining to the maturity; (v) availability of comparable instruments; (vi) intervention by the governments of the related basket currencies; and (vii) the issuer’s creditworthiness.  In addition, currency markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, participation of speculators and government intervention.  As a result, the market value of the securities will vary and sale of the securities prior to maturity may result in a loss.

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Changes in the exchange rates of one or more of the basket currencies may offset each other.  A weakening of one or more of the basket currencies relative to the U.S. dollar may wholly or partially offset any strengthening of the other basket currencies relative to the U.S. dollar.

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Suspension or disruptions of market trading in the basket currencies may adversely affect the value of the securities.  The currency markets are subject to temporary distortions or other disruptions due to various factors, including government regulation and intervention, the lack of liquidity in the markets, and the participation of speculators.  These circumstances could adversely affect the exchange rates of the basket currencies and, therefore, the value of the securities.

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The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which Morgan Stanley is willing to purchase securities in secondary market transactions will likely be lower than the original issue price, since the original issue price will include, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the projected profit included in the cost of hedging its obligations under the securities.  In addition, any such prices may differ from values determined by pricing models used by Morgan Stanley, as a result of dealer discounts, mark-ups or other transaction costs.

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Economic interests of the calculation agent may be potentially adverse to the investors.  The calculation agent is an affiliate of the Issuer.  Any determinations made by the calculation agent may affect the payout to you at maturity.

¡	Issuer’s credit ratings may affect the market value. Investors are subject to the credit risk of the Issuer. Any decline in the issuer’s credit ratings may affect the market value of the securities.

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Secondary trading may be limited.  The securities will not be listed on any securities exchange and there may be little or no secondary market.  Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the securities easily or at a price that you desire.  Morgan Stanley currently intends to act as a market maker for the securities but is not required to do so.

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Hedging and trading activity by affiliates of the issuer could adversely affect exchange rates for the basket currencies.  Affiliates of the issuer will carry out hedging activities related to the securities (and possibly to other instruments linked to the basket currencies), including trading in futures, forwards and/or options contracts on the basket currencies as well as in other instruments related to the basket currencies.  Affiliates of the issuer also trade the basket currencies and other financial instruments related to the basket currencies on a regular basis as part of their general

September 2007	Page 16

Buffered Currency-Linked Securities
due March 31, 2009

broker-dealer, proprietary trading and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could potentially strengthen the basket currencies relative to the U.S. dollar and, as a result, could increase the exchange rates against the U.S. dollar at which the basket currencies must close on the valuation date before you receive a payment at maturity that exceeds the principal amount of the securities.

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Because the characterization of the securities for U.S. federal income tax purposes is unclear, the material U.S. federal income tax consequences of an investment in the securities are uncertain.  There is no direct legal authority as to the proper tax treatment of the securities, and our counsel has not rendered an opinion as to their proper characterization for U.S. federal income tax purposes.  Pursuant to the terms of the securities and subject to the discussion in the accompanying preliminary pricing supplement under “United States Federal Income Taxation”, you have agreed with us to treat a security as a “contingent payment debt instrument” for U.S. federal income tax purposes, as described in the section of the accompanying preliminary pricing supplement called “United States Federal Income Taxation.”  Under this treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the comparable yield (as defined in these preliminary terms) of the securities.  In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the securities generally will be treated as ordinary income.  Please read carefully the section called “United States Federal Income Taxation—Tax Consequences to U.S. Holders” in the accompanying preliminary pricing supplement.  If you are a non-U.S. investor, please also read the section of this preliminary pricing supplement called “United States Federal Income Taxation—Tax Consequences to Non-U.S. Holders.”  You are urged to consult your own tax advisors regarding all aspects of the U.S. federal income tax consequences of investing in the securities as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

September 2007	Page 17